UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2016

Consolidated-Tomoka Land Co.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	001-11350 (Commission File Number)	59-0483700 (IRS Employer Identification No.)
	1530 Cornerstone Boulevard, Suite 100 Daytona Beach, Florida (Address of principal executive offices)	32117 (Zip Code)
Registrant’s telephone number, including area code: (386) 274-2202
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2016 Ms. Laura M. Franklin was appointed to the Board of Directors (the “Board”) of Consolidated-Tomoka Land Co. (the “Company”).  Subsequent to her appointment the Board named Ms. Franklin to the Audit and the Compensation Committees of the Board. There are and have been no transactions, either since the beginning of the Company’s last fiscal year or that are currently proposed, regarding Ms. Franklin that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Franklin was with Washington Real Estate Investment Trust (“Washington REIT”) for twenty-two years until her retirement in 2015. Since 2007, Ms. Franklin had held the position of Executive Vice President, Accounting and Administration and Corporate Secretary at Washington REIT. Prior to joining Washington REIT, Ms. Franklin was with the accounting firm CohnReznick (formerly The Reznick Group). Ms. Franklin is a Certified Public Accountant, is a member of The National Association of Corporate Directors (NACD), and the American Institute of Certified Professional Accountants (AICPA).

A copy of the press release announcing this appointment is furnished as an exhibit to this Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated September 8, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2016

By: /s/ Mark E. Patten

Mark E. Patten

Senior Vice President and Chief Financial Officer

Consolidated-Tomoka Land Co.